Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT

CHIEF FINANCIAL OFFICER

EXANTAS CAPITAL CORP.

717 Fifth Avenue

New York, NY 10022

212-621-3210

EXANTAS CAPITAL CORP.

REPORTS RESULTS FOR

THREE MONTHS AND YEAR ENDED DECEMBER 31, 2018

New York, NY, March 5, 2019 - Exantas Capital Corp. (NYSE: XAN) ("XAN" or the "Company") reports results for the three months and year ended December 31, 2018.

Significant Items and Highlights

•	GAAP net income allocable to common shares of $0.23 per common share-diluted for the three months ended December 31, 2018.
•	Core Earnings were $0.21 per common share-diluted and Core Earnings, adjusted were $0.24 per common share-diluted for the three months ended December 31, 2018 (see Schedule I).
•

Management anticipates the Company will declare a cash dividend of $0.20 per share on its common stock for the first quarter of 2019, which would be a 14% increase over the fourth quarter of 2018 dividend of $0.175 per share and a 300% increase over the first quarter of 2018 dividend of $0.05 per share.

•	XAN originated and acquired $1.1 billion of new commercial real estate ("CRE") loans and commercial mortgage-backed securities ("CMBS") during the year ended December 31, 2018.
•	XAN originated $274.9 million and $861.6 million of new CRE loans during the three months and year ended December 31, 2018, respectively (see Schedule IV).
•

XAN has monetized $436.6 million of the investments that were included in management's previously communicated strategic plan (the "Plan") (see Schedule III). This includes $18.3 million and $72.6 million of proceeds generated during the three months and year ended December 31, 2018, respectively.

•	Book value was $14.02 per common share at December 31, 2018 as compared to $14.23 per common share at September 30, 2018.
•	Economic book value, which adjusts for the face redemption amounts of the Company's outstanding preferred stock and convertible senior notes, was $13.54 at December 31, 2018 (see Schedule V).

Three Months and Year Ended December 31, 2018 Results

•

GAAP net income allocable to common shares was $7.4 million, or $0.23 per share-diluted, and $7.0 million, or $0.22 per share-diluted, for the three months and year ended December 31, 2018, respectively, as compared to a GAAP net loss allocable to common shares of $12.1 million, or $(0.39) per share-diluted, and GAAP net income allocable to common shares of $5.7 million, or $0.18 per share-diluted, for the three months and year ended December 31, 2017, respectively.

•

Core Earnings were $6.5 million, or $0.21 per common share-diluted, for the three months ended December 31, 2018 and $7.5 million, or $0.24 per common share-diluted, after a $934,000, or $0.03 per common share-diluted, adjustment for the impairment of a legacy CMBS investment. Core Earnings were $9.4 million, or $0.30 per common share-diluted, for the year ended December 31, 2018 and $22.3 million, or $0.71 per common share-diluted, after adjustments for (i) a realized loss on the sale of a previously impaired, 2013 vintage CRE loan, (ii) non-recurring charges related to the redemption of the Company's 8.25% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock"), (iii) the settlement of a securities litigation and (iv) the impairment of a legacy CMBS investment (see Schedule I).

•

GAAP net income allocable to common shares for the three months and year ended December 31, 2018 includes $1.4 million, or $0.05 per share-diluted, on the recovery of an impaired corporate credit loan in two dormant collateralized loan obligations, which are non-core activities.

Additional Items

Commercial Real Estate

•	Substantially all of XAN's CRE loan portfolio comprised floating rate senior whole loans of $1.5 billion at December 31, 2018.
•

XAN's CRE floating rate whole loan portfolio had a weighted average spread of 3.95% and 4.71% over the one-month London Interbank Offered Rate ("LIBOR") of 2.50% and 1.56% at December 31, 2018 and 2017, respectively.

The following table summarizes XAN's CRE loan activities and fundings of previous commitments for the three months and years ended December 31, 2018 and 2017 (in millions, except percentages):

	Three Months Ended December 31, 2018	Year Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2017
New CRE loan commitments	$274.9	$842.4	$229.0	$600.3
New CRE preferred equity investment	—	19.2	—	—
Total CRE loan commitments and investments	274.9	861.6	229.0	600.3
Sale, payoffs and paydowns (1)(2)	(203.1)	(575.6)	(185.7)	(559.5)
Previous commitments funded	13.3	51.4	4.0	31.6
New unfunded loan commitments	(30.5)	(81.0)	(24.6)	(71.4)
Net CRE loans funded	$54.6	$256.4	$22.7	$1.0

Weighted average one-month LIBOR floor on new originations (3)	2.09%	1.86%	1.20%	0.97%
Weighted average spread above one-month LIBOR (3)	3.06%	3.39%	4.26%	4.41%
Weighted average unlevered yield, including amortization of origination fees	5.72%	5.84%	5.79%	5.71%
(1)

CRE loan payoffs and extensions resulted in exit and extension fees of $1.0 million and $3.0 million during the three months and year ended December 31, 2018, respectively, and $949,000 and $3.0 million during the three months and year ended December 31, 2017, respectively.

(2)	Activity excludes legacy CRE loans.
(3)	Applicable to new floating rate CRE whole loans funded.

Commercial Mortgage-Backed Securities

•	XAN's CMBS portfolio had a carrying value of $419.0 million and a weighted average coupon of 4.76% at December 31, 2018.

The following table summarizes XAN's CMBS activities, at face value, for the three months and years ended December 31, 2018 and 2017 (in millions, except percentages):

	Three Months Ended December 31, 2018	Year Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2017
CMBS acquisitions	$83.2	$252.3	$77.7	$212.0
Sales	(4.9)	(14.9)	(2.4)	(7.4)
Principal paydowns	(6.7)	(20.9)	(23.0)	(53.8)
CMBS acquisitions, net	$71.6	$216.5	$52.3	$150.8

Weighted average coupon at the respective year end	4.71%	4.57%	4.78%	4.19%

Commercial Real Estate Asset Impairment

•

XAN recorded an other-than-temporary impairment charge of $934,000 during the three months and year ended December 31, 2018 on one CMBS position with an amortized cost of $934,000, acquired in 2007, resulting from a collateral shortfall in the securitization.

Liquidity

•	At February 28, 2019, XAN's available liquidity consisted of two primary sources:
•	unrestricted cash and cash equivalents of $71.7 million; and
•	approximately $96.0 million of liquidity from available financing of unlevered CRE loans and CMBS.

Common Stock Book Value, Economic Book Value and Total Stockholders' Equity

The following table rolls forward XAN's common stock book value from September 30, 2018 to December 31, 2018 and reconciles common stock book value to economic book value, a non-GAAP measure, at December 31, 2018 (see Schedule V) (in thousands, except per share data and amounts in footnotes):

	Total Amount	Per Share Amount
Common stock book value at September 30, 2018 (1)	$444,389	$14.23
Net income allocable to common shares	7,367	0.24
Change in other comprehensive income:
Available-for-sale securities (2)	(6,219)	(0.20)
Derivatives (2)	(2,467)	(0.08)
Common stock dividends	(5,467)	(0.18)
Common stock dividends on unvested shares	(74)	—
Impact to equity of share-based compensation	334	0.01
Total net decrease	(6,526)	(0.21)
Common stock book value at December 31, 2018 (1)(3)	437,863	14.02

Reconciling items in arriving at economic book value at December 31, 2018:
Non-cash convertible senior notes' unamortized discounts:
4.50% Convertible Senior Notes	(10,833)	(0.35)
8.00% Convertible Senior Notes	(148)	—
Series C Preferred Stock redemption value in excess of carrying value	(4,045)	(0.13)
Economic book value at December 31, 2018	$422,837	$13.54
(1)

Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 422,671 and 422,592 shares at December 31, 2018 and September 30, 2018, respectively. The denominators for the calculations are 31,234,828 at December 31, 2018 and September 30, 2018, respectively.

(2)	Through February 2019, XAN recognized an increase in other comprehensive income of $5.2 million, or $0.17 per common share, on available-for-sale securities and derivatives.
(3)	Common stock book value is calculated as total stockholders' equity of $553.8 million less preferred stock equity of $116.0 million at December 31, 2018.

The following table presents the economic book value per common share for the periods then ended:

	At December 31, 2018	At September 30, 2018	At June 30, 2018	At March 31, 2018	At December 31, 2017
Economic book value	$13.54	$13.72	$13.56	$13.36	$13.63

Total stockholders' equity at December 31, 2018, which measures equity before accounting for non-controlling interests, was $553.8 million, of which $116.0 million was attributable to preferred stock. Total stockholders' equity at December 31, 2017 was $671.5 million, of which $223.8 million was attributable to preferred stock.

Investment Portfolio

The following table summarizes the amortized cost and net carrying amount of XAN's investment portfolio at December 31, 2018, classified by asset type (in thousands, except percentages and amounts in footnotes):

At December 31, 2018	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Core Assets:
CRE whole loans (1)(2)	$1,517,598	$1,516,196	76.27%	6.34%
CRE mezzanine loan and preferred equity investment (2)	24,255	24,255	1.22%	11.21%
CMBS, fixed rate (3)	121,487	119,739	6.02%	4.12%
CMBS, floating rate (3)	301,132	299,259	15.06%	5.11%
Total Core Assets	1,964,472	1,959,449	98.57%
Non-Core Assets:
Structured notes (4)	1,000	—	—%	N/A (7)
Direct financing leases (4)	801	66	—%	N/A (7)
Legacy CRE loans (5)(6)	33,181	28,516	1.43%	1.67%
Total Non-Core Assets	34,982	28,582	1.43%

Total Core and Non-Core Assets	$1,999,454	$1,988,031	100.00%
(1)	Net carrying amount includes an allowance for loan losses of $1.4 million at December 31, 2018.
(2)	Classified as CRE loans on the consolidated balance sheets.
(3)	Classified as investment securities available-for-sale on the consolidated balance sheets.
(4)	Classified as other assets on the consolidated balance sheets.
(5)

At June 30, 2018, two legacy CRE loans with total amortized costs and net carrying amounts of $28.3 million were reclassified to CRE loans on the consolidated balance sheet as we intend to hold these loans to maturity. In December 2018, one reclassified legacy CRE loan with an amortized cost and carrying amount of $16.8 million paid off at par.

(6)	Net carrying amount includes a lower of cost or market value adjustment at December 31, 2018.
(7)	There are no stated rates associated with these investments.

Supplemental Information

The following schedules of reconciliations and supplemental information at December 31, 2018 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;
•	Schedule II - Summary of Securitization Performance Statistics;
•	Schedule III - Strategic Plan Update;
•	Schedule IV - CRE Loan Activities;
•	Schedule V - Economic Book Value Per Share; and
•	Schedule VI - Supplemental Information.

About Exantas Capital Corp.

Exantas Capital Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and commercial real estate-related debt investments.

The Company is externally managed by Exantas Capital Manager Inc. (the "Manager"), which is an indirect wholly-owned subsidiary of C-III Capital Partners LLC, a leading commercial real estate investment management and services company engaged in a broad range of activities.

For more information, please visit XAN's website at www.exantas.com or contact investor relations at IR@exantas.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. XAN's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;
•	the availability of debt and equity capital to acquire and finance investments;
•	defaults or bankruptcies by borrowers on XAN's loans or on loans underlying its investments;
•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying XAN's investments;
•	increases in financing or administrative costs; and
•	general business and economic conditions that have in the past impaired and may in the future impair the credit quality of borrowers and XAN's ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which XAN is subject, see Item 1A, "Risk Factors," included in its most recent Annual Report on Form 10-K and the risks expressed in its other public filings with the Securities and Exchange Commission.

XAN cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to XAN or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, XAN undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Furthermore, certain non-GAAP financial measures are discussed in this release. XAN's presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through XAN's filings with the SEC at www.sec.gov.

The remainder of this release contains XAN's unaudited (2018) and audited (2017) consolidated balance sheets, unaudited (fourth quarter ended 2018 and 2017 and year ended 2018) and audited (year ended 2017) consolidated statements of operations, a reconciliation of GAAP net income (loss) to Core Earnings, a summary of securitization performance statistics, an update on XAN's strategic plan, a summary of XAN's CRE loan activities, a reconciliation of XAN's common stock book value to its economic book value and supplemental information regarding XAN's CRE loan portfolio and loans held for sale.

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2018	2017
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$82,816	$181,490
Restricted cash	12,658	22,874
Accrued interest receivable	8,198	6,859
CRE loans, net of allowances of $1,401 and $5,328	1,551,967	1,284,822
Investment securities available-for-sale	418,998	211,737
Principal paydowns receivable	32,083	76,129
Investments in unconsolidated entities	1,548	12,051
Derivatives, at fair value	985	602
Other assets	4,015	7,793
Assets held for sale (amounts include $17,000 and $61,841 of legacy CRE loans held for sale in continuing operations)	17,645	107,718
Total assets	$2,130,913	$1,912,075
LIABILITIES (2)
Accounts payable and other liabilities	$7,550	$5,153
Management fee payable	938	1,035
Accrued interest payable	4,224	4,387
Borrowings	1,554,223	1,163,485
Distributions payable	7,265	5,581
Preferred stock redemption liability	—	50,000
Derivatives, at fair value	1,043	76
Accrued tax liability	31	540
Liabilities held for sale	1,820	10,342
Total liabilities	1,577,094	1,240,599
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 0 and 4,613,596 shares issued and outstanding	—	5
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,657,499 and 31,429,892 shares issued and outstanding (including 422,671 and 483,073 unvested restricted shares)	32	31
Additional paid-in capital	1,082,677	1,187,911
Accumulated other comprehensive (loss) income	(3,057)	1,297
Distributions in excess of earnings	(525,838)	(517,773)
Total stockholders' equity	553,819	671,476
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,130,913	$1,912,075

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Continued)

(in thousands, except share and per share data)

	December 31,
	2018	2017
	(unaudited)
(1) Assets of consolidated variable interest entities ("VIEs'') included in total assets above:
Restricted cash	$6,189	$20,846
Accrued interest receivable	3,548	3,347
CRE loans, pledged as collateral and net of allowances of $763 and $1,330	700,223	603,110
Principal paydowns receivable	31,914	72,207
Other assets	157	86
Total assets of consolidated VIEs	$742,031	$699,596
(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$75	$96
Accrued interest payable	709	592
Borrowings	501,045	416,655
Total liabilities of consolidated VIEs	$501,829	$417,343

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMTENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)
REVENUES
Interest income:
CRE loans	$29,486	$22,941	$103,800	$88,268
Securities	5,722	3,203	18,600	8,501
Other	118	85	379	2,549
Total interest income	35,326	26,229	122,779	99,318
Interest expense	19,751	15,203	67,616	57,657
Net interest income	15,575	11,026	55,163	41,661
Other revenue	38	26	120	2,048
Total revenues	15,613	11,052	55,283	43,709
OPERATING EXPENSES
Management fees	2,812	2,875	11,250	13,117
Equity compensation	334	321	2,717	2,738
General and administrative	2,723	4,066	10,666	15,846
Depreciation and amortization	9	13	77	139
Impairment losses	934	—	934	177
(Recovery of) provision for loan and lease losses, net	(335)	1,254	(1,595)	1,772
Total operating expenses	6,477	8,529	24,049	33,789
	9,136	2,523	31,234	9,920
OTHER INCOME (EXPENSE)
Equity in (losses) earnings of unconsolidated entities	(14)	(1,745)	217	39,545
Net realized and unrealized gain on investment securities available-for-sale and loans and derivatives	70	2,715	639	18,334
Net realized and unrealized gain (loss) on investment securities, trading	—	16	53	(954)
Fair value adjustments on financial assets held for sale	(932)	(1,889)	(7,176)	(1,831)
Loss on extinguishment of debt	—	—	—	(10,365)
Other income (expense)	1,422	25	1,996	(579)
Total other income (expense)	546	(878)	(4,271)	44,150
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	9,682	1,645	26,963	54,070
Income tax benefit (expense)	312	(675)	343	(6,613)
NET INCOME FROM CONTINUING OPERATIONS	9,994	970	27,306	47,457
NET (LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(40)	(3,284)	121	(14,116)
NET INCOME (LOSS)	9,954	(2,314)	27,427	33,341
Net income allocated to preferred shares	(2,587)	(6,014)	(12,972)	(24,057)
Consideration paid in excess of carrying value of preferred shares	—	(3,803)	(7,482)	(3,803)
Net loss allocable to non-controlling interest, net of taxes	—	—	—	196
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$7,367	$(12,131)	$6,973	$5,677

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMTENTS OF OPERATIONS - (Continued)

(in thousands, except share and per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)
NET INCOME (LOSS) PER COMMON SHARE - BASIC:
CONTINUING OPERATIONS	$0.24	$(0.28)	$0.22	$0.64
DISCONTINUED OPERATIONS	—	(0.11)	—	(0.46)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.24	$(0.39)	$0.22	$0.18
NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
CONTINUING OPERATIONS	$0.23	$(0.28)	$0.22	$0.64
DISCONTINUED OPERATIONS	—	(0.11)	—	(0.46)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.23	$(0.39)	$0.22	$0.18
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	31,234,840	30,914,269	31,198,319	30,836,400
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,545,173	30,914,269	31,383,102	31,075,787

SCHEDULE I

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS

(unaudited)

XAN uses Core Earnings as a non-GAAP financial measure to evaluate its operating performance.

Core Earnings exclude the effects of certain transactions and GAAP adjustments that XAN believes are not indicative of its current CRE loan portfolio and other CRE-related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as commercial finance, middle market lending, residential mortgage lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale at the initial measurement date.(1)

Core Earnings, for reporting purposes, is defined as GAAP net income (loss) allocable to common shareholders, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets,(2)(3) (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.

Although pursuant to the Third Amended and Restated Management Agreement XAN calculates incentive compensation using Core Earnings excluding incentive fees payable to the Manager, XAN includes incentive fees payable to the Manager in Core Earnings for reporting purposes.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as a measure of liquidity under GAAP. XAN's methodology for calculating Core Earnings may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Core Earnings allocable to common shares and Core Earnings allocable to common shares, adjusted for the periods presented (in thousands, except per share data and amounts in footnotes):

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) allocable to common shares - GAAP	$7,367	$(12,131)	$6,973	$5,677
Adjustment for realized gains on CRE assets (4)	(70)	—	(520)	—
Net income (loss) allocable to common shares - GAAP, adjusted	7,297	(12,131)	6,453	5,677

Reconciling items from continuing operations:
Non-cash equity compensation expense	334	321	2,717	2,738
Non-cash (recovery of) provision for CRE loan losses	(335)	1,254	(1,427)	1,502
Litigation settlement expense (5)	—	667	(2,167)	2,167
Non-cash amortization of discounts or premiums associated with borrowings	780	780	3,169	4,058
Net loss from limited partnership interest owned at the initial measurement date (1)	—	—	—	1,073
Income tax (benefit) expense from non-core investments (2)(3)	(312)	674	(343)	6,637
Net realized gain on non-core assets (2)(3)	(1,449)	(1,387)	(1,925)	(42,402)
Net (income) loss from non-core assets (3)	(3)	1,010	(12)	(4,691)

Reconciling items from discontinued operations and CRE loans:
Net interest income on legacy CRE loans	(843)	(71)	(1,856)	(3,323)
Realized loss (gain) on liquidation of CRE loans	—	103	(1,000)	(12,386)
Operating expenses on legacy CRE loans	—	—	187	—
Fair value adjustments on legacy CRE loans	964	1,942	7,224	1,942
Net (income) loss from other non-CRE investments held for sale	—	(688)	508	(974)
Loss (income) from discontinued operations, net of taxes	40	3,284	(121)	14,116
Core Earnings before realized loss on CRE assets	6,473	(4,242)	11,407	(23,866)

Adjustment for realized loss on CRE loan	—	—	(2,332)	—
Adjustment for realized gain on CRE-related investment	70	—	352	—
Core Earnings allocable to common shares	6,543	(4,242)	9,427	(23,866)

Reconciling items in arriving at Core Earnings allocable to common shares, adjusted:
Realized loss on sale of a previously impaired CRE loan	—	—	2,332	—
Loss on redemption of Series A Preferred Stock and Series B Preferred Stock	—	3,803	7,482	3,803
Litigation settlement expense	—	—	2,167	—
Impairment on legacy CMBS investment	934	—	934	—
Loss on extinguishment of convertible senior notes	—	—	—	8,509
Core Earnings allocable to common shares, adjusted (6)(7)(8)(9)	$7,477	$(439)	$22,342	$(11,554)

Weighted average common shares - diluted	31,545	30,914	31,383	30,836

Core Earnings per common share - diluted	$0.21	$(0.14)	$0.30	$(0.77)
Core Earnings per common share, adjusted - diluted (6)(7)(8)(9)	$0.24	$(0.01)	$0.71	$(0.37)
(1)	Initial measurement date is December 31, 2016.
(2)	Income tax expense or benefit from non-core investments and net realized gain on non-core assets are components of net income or loss from non-core assets.
(3)

Non-core assets are investments and securities owned by XAN at the initial measurement date in (i) commercial finance, (ii) middle market lending, (iii) residential mortgage lending, (iv) legacy CRE loans and (v) other non-CRE assets included in assets held for sale.

(4)

Includes realized gains of $70,000, or $0.00 per common share-diluted, and $352,000, or $0.01 per common share-diluted, in connection with the sale of CMBS for the three months and year ended December 31, 2018, respectively, and a realized recovery of CRE loan loss provision of $168,000, or $0.01 per common share-diluted, in connection with the sale of a previously impaired, 2013 vintage CRE loan for the year ended December 31, 2018.

(5)

Includes the payment of the settlement of a securities litigation, previously accrued in 2017, for the year ended December 31, 2018 and the accrual of settlement expenses for the year ended December 31, 2017.

(6)

Core Earnings, adjusted exclude a realized loss of $2.3 million, or $(0.07) per common share-diluted, for the year ended December 31, 2018 in connection with the sale of a previously impaired, 2013 vintage CRE loan.

(7)

Core Earnings, adjusted exclude a non-recurring charge of $7.5 million, or $(0.24) per common share-diluted, for the year ended December 31, 2018 and $3.8 million, or $(0.12) per common share-diluted, for the three months and year ended December 31, 2017 in connection with the redemption of the Company's Series A Preferred Stock and Series B Preferred Stock.

(8)

Core Earnings, adjusted exclude an impairment charge of $934,000, or $(0.03) per common share-diluted, for the three months and year ended December 31, 2018 in connection with a legacy CMBS investment.

(9)

Core Earnings, adjusted exclude a non-recurring charge of $8.5 million, or $(0.28) per common share-diluted, for the year ended December 31, 2017 in connection with the extinguishment of the 6.00% convertible senior notes due 2018 and the 8.00% convertible senior notes due 2020.

SCHEDULE II

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS

(unaudited)

Distributions, Coverage Tests and Liquidations

The following table sets forth the distributions received by XAN and coverage test summaries for its active securitizations for the periods presented (in thousands):

	Cash Distributions For the Year Ended		Overcollateralization Cushion (1)
Name	December 31, 2018	December 31, 2017	At December 31, 2018	At the Initial Measurement Date	End of Designated Principal Reinvestment Period
RCC 2017-CRE5 (2)	$22,843	$6,643	$73,365	$20,727	July 2020
XAN 2018-RSO6 (2)	$8,323	$—	$25,731	$25,731	December 2020
Apidos CDO III, Ltd. (3)	$618	$—	N/A	$11,269	N/A
Apidos Cinco CDO (3)	$—	$2,056	N/A	$17,774	N/A
(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the minimum amount required.
(2)

The designated principal reinvestment period for Resource Capital Corp. 2017-CRE5, Ltd. and Exantas Capital Corp. 2018-RSO6, Ltd. is the period in which principal repayments can be utilized to purchase loans held outside of the respective securitization that represent the funded commitments of existing collateral in the respective securitization that were not funded as of the date the respective securitization was closed. Additionally, the indenture for each securitization does not contain any interest coverage test provisions.

(3)	Apidos CDO III, Ltd. and Apidos Cinco CDO were substantially liquidated in June 2015 and November 2016, respectively.

The following table sets forth the distributions received by XAN and liquidation details for its liquidated securitizations for the periods presented (in thousands, except amount in footnote):

	Cash Distributions For the Year Ended		Liquidation Details
Name	December 31, 2018	December 31, 2017	Liquidation Date	Remaining Assets at the Liquidation Date (1)
RCC 2014-CRE2 (2)	$—	$33,050	August 2017	92,980
RCC 2015-CRE3	$3,529	$8,672	August 2018	80,632
RCC 2015-CRE4	$4,487	$8,554	July 2018	97,825
(1)	The remaining assets at the liquidation date were returned to XAN in exchange for its preference share and equity notes in the securitization.
(2)	Cash distributions for the year ended December 31, 2017 include preference share and equity notes distributions at liquidation of $25.6 million for Resource Capital Corp. 2014-CRE2, Ltd.

SCHEDULE III

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

STRATEGIC PLAN UPDATE

(unaudited)

In November 2016, XAN's board of directors approved the Plan, pursuant to which XAN is primarily focused on making CRE debt investments. The Plan includes disposing of certain non-core businesses and investments and underperforming legacy CRE loans ("Identified Assets"), as well as maintaining a dividend policy based on sustainable earnings. As part of the Plan, certain Identified Assets were reclassified as discontinued operations and/or assets held for sale during the fourth quarter of 2016. The following table delineates these disposable investments by business segment and details the current net book value of the businesses and investments included in the Plan (in millions, except amounts in footnotes):

	Identified Assets at Plan Inception	Impairments/ Adjustments on Non-Monetized Assets (1)(2)	Impairments/ Adjustments on Monetized Assets (1)(3)	Monetized through December 31, 2018 (2)	Net Book Value at December 31, 2018
Discontinued operations and assets held for sale
Legacy CRE loans (4)	$162.2	$(14.1)	$(17.5)	$(113.6)	$17.0
Middle market loans	73.8	—	(17.7)	(56.1)	—
Residential mortgage lending segment (5)	56.6	(2.0)	(9.6)	(43.7)	1.3
Other assets held for sale	5.9	—	3.8	(9.7)	—
Subtotal - discontinued operations and assets held for sale	298.5	(16.1)	(41.0)	(223.1)	18.3
Legacy CRE loans held for investment (6)(7)	32.5	—	—	(21.0)	11.5
Investments in unconsolidated entities	86.6	—	38.3	(124.9)	—
Commercial finance assets	62.5	—	3.5	(66.0)	—
Total	$480.1	$(16.1)	$0.8	$(435.0)	$29.8
(1)	Reflects adjustments as a result of the designation as assets held for sale or discontinued operations, which occurred during the third and fourth quarters of 2016 except as noted in (3) below.
(2)	Legacy CRE loans include $1.6 million of protective advances to cover operating losses on a legacy CRE loan in the third and fourth quarters of 2018.
(3)	The impairment adjustment to middle market loans includes $5.4 million of fair value adjustments that occurred prior to the inception of the Plan.
(4)

Includes $88.2 million par value of loans at the inception of the Plan that were not reflected on the consolidated balance sheets until XAN's investment in Resource Real Estate Funding CDO 2007-1, Ltd. ("RREF CDO 2007-1") was liquidated in November 2016 and the remaining assets were returned to XAN.

(5)	Includes $2.5 million of cash and cash equivalents not classified as assets held for sale in the residential mortgage lending segment at December 31, 2018.
(6)	Legacy CRE loans with $28.3 million of net book value were reclassified to CRE loans on the consolidated balance sheets at June 30, 2018 as XAN intends to hold these loans to maturity.
(7)

Includes $30.0 million par value of loans at the inception of the Plan that were not reflected on the consolidated balance sheets until XAN's investment in RREF CDO 2007-1 was liquidated in November 2016 and the remaining assets were returned to XAN.

SCHEDULE IV

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CRE LOAN ACTIVITIES

(unaudited)

The following table summarizes XAN's CRE loan activities and fundings of previous commitments for the periods then ended (in millions):

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
New CRE loan commitments	$274.9	$245.1	$195.3	$127.1	$229.0
New CRE preferred equity investment	—	—	—	19.2	—
Total CRE loan commitments and investments	274.9	245.1	195.3	146.3	229.0
Sale, payoffs and paydowns (1)	(203.1)	(171.2)	(149.8)	(51.5)	(185.7)
Previous commitments funded	13.3	15.5	12.1	10.5	4.0
New unfunded loan commitments	(30.5)	(20.6)	(16.3)	(13.6)	(24.6)
Net CRE loans funded	$54.6	$68.8	$41.3	$91.7	$22.7
(1)	Activity excludes legacy CRE loans.

SCHEDULE V

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

ECONOMIC BOOK VALUE PER SHARE

(unaudited)

Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and common stock book value because it adjusts GAAP common stock book value to account for the face redemption amounts of the outstanding preferred stock and convertible senior notes. The following table reconciles XAN's common stock book value per share to its economic book value per share at the dates presented:

	At December 31, 2018	At September 30, 2018	At June 30, 2018	At March 31, 2018	At December 31, 2017
Common stock book value	$14.02	$14.23	$14.09	$13.92	$14.46
Non-cash convertible senior notes' unamortized discounts	(0.35)	(0.38)	(0.40)	(0.43)	(0.46)
Preferred stock redemption values in excess of carrying values (1)	(0.13)	(0.13)	(0.13)	(0.13)	(0.37)
Economic book value	$13.54	$13.72	$13.56	$13.36	$13.63
(1)	In March 2018, XAN redeemed all remaining shares of its Series B Preferred Stock resulting in a charge of $7.5 million, or $(0.24) per common share.

SCHEDULE VI

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Certain Loan Statistics

The following table presents information on XAN's allowance for CRE loan losses, which excludes fair value adjustments on a legacy CRE loan classified as assets held for sale, at the dates indicated (amounts in thousands, percentages based on amortized cost):

	December 31, 2018	December 31, 2017
	(unaudited)
Allowance for loan losses:
Specific allowance:
CRE whole loans	$—	$2,500
Total specific allowance	—	2,500

General allowance:
CRE whole loans	1,401	2,828
Total general allowance	1,401	2,828
Total allowance for loans	$1,401	$5,328
Allowance as a percentage of total loans	0.1%	0.4%

The following table presents unaudited CRE loan portfolio statistics at December 31, 2018, excluding a legacy CRE loan classified as assets held for sale (percentages based on carrying value at December 31, 2018):

Loan type:
Whole loans	98.4%
Preferred equity investment	1.3%
Mezzanine loan	0.3%
Total	100.0%

Collateral type:
Multifamily	63.5%
Office	13.4%
Hotel	11.4%
Retail	6.7%
Self-Storage	2.4%
Industrial	1.3%
Manufactured Housing	1.3%
Total	100.0%

Collateral by NCREIF U.S. region:
Southwest (1)	32.3%
Mountain (2)	20.9%
Pacific (3)	17.1%
Southeast (4)	11.3%
Northeast (5)	7.3%
Mid Atlantic	6.5%
East North Central	4.1%
West North Central	0.5%
Total	100.0%
(1)	CRE loans in Texas represent 30.4% of the total loan portfolio.
(2)	CRE loans in Arizona represent 11.3% of the total loan portfolio.
(3)	CRE loans in Southern and Northern California represent 11.9% and 4.0%, respectively, of the total loan portfolio.
(4)	CRE loans in Florida represent 9.7% of the total loan portfolio.
(5)	CRE loans in New Jersey represent 3.0% of the total loan portfolio.